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                                                                   EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS


        We consent to the incorporation by reference in the Registration Statement of The TJX Companies, Inc. on Form S-3 of our report dated March 1, 1995, on our audits of the consolidated financial statements of The TJX Companies, Inc. as of January 28, 1995 and January 29, 1994 and for the years ended January 28, 1995, January 29, 1994 and January 30, 1993 which report is incorporated by reference in the Annual Report on Form 10-K of The TJX Companies, Inc. for the fiscal year ended January 28, 1995. We also consent to the references to our Firm under the caption "Experts."


                                              /s/Coopers & Lybrand L.L.P.
                                                 Coopers & Lybrand L.L.P.




Boston, Massachusetts
June 7, 1995






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